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Exhibit 10.26

                           EURAMAX INTERNATIONAL PLC

                      EURAMAX INCENTIVE COMPENSATION PLAN

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1.    Purpose..............................................................   1

2.    Definitions..........................................................   1

3.    Administration.......................................................   4

4.    Awards...............................................................   4

      (a) Performance Objectives, Target Awards and Award Levels...........   4

      (b) Determination of Awards..........................................   5

      (c) Payment of Final Awards..........................................   6

5.    General Provisions...................................................   7

      (a) Taxes............................................................   7

      (b) Limitations on Rights Conferred under Plan and Beneficiaries.....   8

      (c) Unfunded Status of Awards; Creation of Trusts....................   8

      (d) Governing Law; Arbitration.......................................   8

      (e) Amendment and Termination of Plan and Awards.....................   9

      (f) Effective Date...................................................   9

6.    Change in Control....................................................   9

      (a) Payment of Awards................................................   9

      (b) Other Plan Provisions Unaffected.................................  10


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                            EURAMAX INTERNATIONAL PLC

                       EURAMAX INCENTIVE COMPENSATION PLAN

1. PURPOSE. The purpose of this Euramax Incentive Compensation Plan (the "Plan") is to assist Euramax International plc (the "Company") and its subsidiaries in motivating high performance employees who occupy key positions and contribute to the growth and annual profitability of the Company and its subsidiaries through the award of annual incentives.

2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Average Net Assets" means, as to the Company, working capital, excluding cash, plus net fixed assets of the Company and its subsidiaries on a consolidated basis, or as to the relevant Operating Unit, working capital, excluding cash, plus net fixed assets of such Operating Unit, as shown on each of the 13 unaudited monthly balance sheets of the Company (or of the relevant Operating Unit) prepared in the ordinary course by the Company for a Performance Year divided by 13.

         (b) "Award" means the fixed amount or percentage of Salary payable to a Participant as determined pursuant to Section 4.

         (c) "Award Level" means the percentage of a fixed amount of Salary payable to a Participant based on the level of Performance Objectives achievement as determined pursuant to Section 4(a).

         (d) "Beneficiary" with respect to Senior Executive Participants means the person, persons, trust or trusts which have been designated by the Senior Executive Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan in the event of the Senior Executive Participant's death; Beneficiary with respect to all other Participants shall mean the person, persons, trust or trusts which have been designated by the Participant in his or her most recent beneficiary designation to receive the benefits specified under the Company's Group Life Insurance Plan. In either case, if there is no designated Beneficiary or surviving designated Beneficiary, then Beneficiary shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (e) "Board" means the Company's Board of the Directors.

         (f) "Cause" means (i) the willful and continued failure by the Participant to perform substantially his/her duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the CEO or the President of the Company which specifically identifies the manner in which the Participant has not substantially performed his duties, (ii) the willful engagement by the Participant in conduct which is not authorized by the Board of Directors of the Company or within the normal course of the Participant's business decisions and is known by the Participant to be materially detrimental to the best interests of the Company or any of its subsidiaries, or (iii) the willful engagement by the Participant in illegal conduct or any act of serious dishonesty which adversely affects, or, in the reasonable estimation of the Board of Directors of the Company, could in the future adversely affect, the value, reliability or performance of the Participant to the Company in a material manner. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant written notice specifying the basis of the "Cause". In such event, the Participant will be given an opportunity, together with his counsel, to be heard before the Board so that the Board may determine if, the Participant was guilty of the conduct set forth above in (i), (ii) or (iii) of this subparagraph, in which event the determination of the Board shall be binding on the Participant

         (g) "CEO" means the Chief Executive Officer of the Company.

         (h) "Change in Control" shall occur if and when any person or entity which is not as of the date hereof a shareholder or affiliate of a shareholder of the Company (i) becomes a record or beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities (whether by merger, consolidation, recapitalization, reorganization, purchase of outstanding share capital or otherwise) or
         (ii) purchases all or substantially all of the consolidated assets of the Company, in each case, which purchase has been approved by the Board and the holders of a majority of the outstanding ordinary shares of the Company voting together as a single class.

         (i) "Committee" means the Board of the Company or such committee as may be designated by the Board to administer the Plan.

         (j) "Company" means Euramax International plc, a company incorporated in England and Wales or any successor corporation.

         (k) "EBITDA" means, as to the Company, the Company's and its subsidiaries' earnings on a consolidated basis, or as to an Operating Unit, that Operating Unit's earnings for the Performance Year, determined based on generally accepted accounting principles, consistently applied, before deducting interest, taxes, depreciation and amortization based upon the annual financial statements certified by the independent certified public accountants regularly employed by the Company to audit its books and records.

         (l) "Eligible Employee" means each officer and other employees of the Company or its subsidiaries who are deemed to impact the Company's annual results, as determined by the Committee.

         (m) "Executive Participant" means each Participant who has been designated as such by the CEO with Committee approval and who is not a Senior Executive Participant.

         (n) "Operating Unit" means a subsidiary, business division or operating unit of the Company, designated as such by the CEO, for which a Participant works.

         (o) "Participant" means Senior Executive Participants, Executive Participants and all other Eligible Employees designated to participate in the Plan for a designated Performance Year. Any additions to the Participant list in effect upon the adoption of this Plan must be approved by the CEO.

         (p) "Plan" means this Euramax Incentive Compensation Plan.

         (q) "Performance Objectives" means the measure of performance specified by the Committee (or the CEO, if assigned by the Committee) in accordance with Section 4(a), the achievement of which will trigger the vesting of Awards.

         (r) "Performance Year" means the fiscal year performance during all or part of which a Participant's entitlement to receive payment of an Award is based.

         (s) "Permanent Disability" means a Participant is unable to perform, by reason of physical or mental incapacity, his employment duties to the Company, for a period of one hundred twenty (120) consecutive days or a total period of two hundred ten (210) days in any three hundred sixty
         (360) day period.

         (t) "Salary" means a participant's annual base salary rate as in effect on September 30 of each Performance Year or, in the event of a Participant's termination during a Performance Year, on the date of termination.

         (u) "Senior Executive Participants" mean the CEO of the Company, Managing Directors and General Managers of the Company or its subsidiaries and other key executives of the Company or its subsidiaries who have been designated as such by the CEO with Committee approval.

         (v) "Target Award" means a fixed amount or specified percentage of a Participant's Salary payable based upon 100% achievement of Performance Objectives.

         3. ADMINISTRATION.

         (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

         (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant. Any action of the Committee shall be final, conclusive, and binding on all persons, including the Company, the Operating Units, Participants, persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine.

         (c) LIMITATION OF LIABILITY. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or employee of the Company or a subsidiary, the Company's independent certified public accountants, or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         4 AWARDS.

         (a) PERFORMANCE OBJECTIVES, TARGET AWARDS AND AWARD LEVELS.

         (i) Prior to February 15 of each Performance Year (or as promptly as practicable thereafter), the Committee (or the CEO, if assigned by the Committee) shall establish Performance Objectives for each Participant for such Performance Year. The Committee (or the CEO, if assigned by the Committee) may, from time to time, change the Performance Objectives to specify different measures of performance of the Company and its subsidiaries on a consolidated basis, or of each Operating Unit within the Company, measures of individual performance of the Participant, or such other objective (and combinations of objectives) the achievement of which is expected to benefit the Company and its stockholders. A single Performance Objective may be specified for all Participants, or separate Performance Objectives may be specified for different groups of Participants or for individual Participants.

         (ii) Prior to February 15 of each Performance Year (or as promptly as practicable thereafter), the Committee (or the CEO, if assigned by the Committee) shall establish Target Awards and, if deemed appropriate, Award Levels. Such Target Awards will specify the Award payable to each Participant upon 100% achievement of the Performance Objectives applicable to such Participant. In addition, Award Levels may be established to determine whether, and the extent to which, a portion of the Target Award shall be payable to a Participant if the applicable Performance Objectives are not fully achieved, and whether, and the extent to which, payments in addition to the Target Award shall be made if the applicable Performance Objectives are exceeded. The Target Awards for the 1997 Performance Year and the manner for calculating Awards is set forth on EXHIBIT A attached hereto, which may from time to time be amended by the Board.

         (iii) The Committee (or the CEO, if assigned by the Committee) is authorized at any time during or after a Performance Year, in its sole and absolute discretion, to adjust, modify, or specify new Performance Objectives, Target Awards, Award Levels and related terms and conditions, (x) in recognition of unusual or nonrecurring events affecting the Company or any Operating Unit or the financial statements of the Company or any Operating Unit, or in response to changes in applicable laws, regulations or accounting principles, (y) with respect to any Participant whose position or duties with the Company or any Operating Unit changes during a Performance Year, or (z) with respect to any person who first becomes a Participant after the first day of the Performance Year.

         (b) DETERMINATION OF AWARDS.

         (i) As promptly as practicable following approval by the Board of the annual audit of the Company performed by the independent certified public accountants employed by the

         Company in respect of a Performance Year, the Committee (or the CEO, if assigned by the Committee) shall determine whether and the extent to which Performance Objectives applicable to Participants were achieved and the Awards that correspond to such achievement and/or allocations as specified under the Award Levels for the Performance Year. All Awards shall be based on the annual financial statements of the Company as certified by the independent certified public accountants regularly employed by the Company to audit its books and records. Actual performance shall be calculated after accrual for all bonuses and Awards. Exchange rates as published in the Company's annual budget shall be used to convert local currencies into U.S. dollars for the purposes of determining the Company's earnings and Return for bonus calculations notwithstanding the actual exchange rate as of the date of calculation. The Committee may, in its sole and absolute discretion, in view of the Committee's assessment of the business strategy of the Company and subsidiaries, performance of comparable organizations, economic and business conditions, and any of the circumstances deemed relevant, increase or decrease final Award amounts otherwise determined under the first sentence of this Section 4(b)(i).

         (ii) Each Participant shall be entitled to an Award in accordance with the Target Award and any Award Levels (as adjusted) applicable to him or her based on the extent to which the Performance Objectives applicable to him or her have been achieved, PROVIDED, HOWEVER, that the Committee may determine, in its sole and absolute discretion, that a Participant shall not receive an Award if the Participant has received an unsatisfactory personal performance assessment for the Performance Year (whether or not such personal performance assessment was a component of the Participant's Performance Objectives for the Performance Year).

         (iii) Unless otherwise determined by the Committee, if a Participant ceases to be employed by the Company or an Operating Unit prior to the end of a Performance Year for any reason (including, without limitation, by reason of the sale of all or substantially all of the assets of the Participant's Operating Unit or the sale, transfer or exchange of such Operating Unit's outstanding securities (whether by merger, consolidation, recapitalization, reorganization, sale of outstanding share capital or otherwise) to an entity which is neither another Operating Unit of, nor affiliated with, the Company) other than death, retirement, disability (as determined by the Committee) or transfer to an Operating Unit or to another Operating Unit, such Participant shall not be entitled to receive any portion of his or her Award for such Performance Year unless otherwise determined by the Committee (or the CEO if assigned by the Committee) in its sole and absolute discretion. If such cessation of employment results from such Participant's death, retirement, disability (as determined by the Committee) or transfer to an Operating Unit or to another Operating Unit, the Committee (or the CEO if assigned by the Committee) shall estimate in its sole and absolute discretion the level of achievement of Performance Objectives applicable to such Participant during the period of such Performance Year prior to such cessation, and such Participant or his or her Beneficiary shall be entitled to receive payment of the percentage of his or her Target Award or Award Level amount as determined in accordance with this Section 4(b)(iii) for the pro rata portion of such Performance Year during which such Participant was employed by the Company or an Operating Unit, unless payment of a greater percentage is approved in the sole and absolute discretion of the Committee.

         (c) PAYMENT OF FINAL AWARDS.

         (i) Except as otherwise provided in paragraph (ii) and (iii) below, each Participant shall receive payment, in a cash lump sum, of his or her final Award as soon as practicable following the determination in respect thereof made pursuant to Section 4(b) (a "Section 4(c)(i) Payment Date").

         (ii) In respect only of the Senior Executive Participants, the amount, if any, by which a final Award exceeds the Target Award for such Senior Executive Participant (the "Excess Award") shall be paid as follows:
         (a) one third of the Excess Award will be paid at the same time the final Award is paid pursuant to Section 4(c)(i) above, (b) one third of the Excess Award, plus interest thereon at a rate of 6% per annum from the Section 4(c)(i) Payment Date until paid, will be paid on December 31 (or within 15 days thereafter) of the first calendar year immediately following the Performance Year in respect of which such Award was determined and (c) one third of such Excess Award, plus interest thereon at a rate of 6% per annum from the Section 4(c)(i) Payment Date until paid, will be paid on December 31 (or within 15 days thereafter) of the second calendar year immediately following the Performance Year in respect of which such Award was determined. Any unpaid Excess Award, plus interest thereon at a rate of 6% per annum from the Section 4(c)(i) Payment Date until paid, will be paid within 15 days after death, normal retirement, determination of Permanent Disability or any termination of employment of a Senior Executive Participant for any reason other than for Cause. If the Senior Executive Participant's employment with the Company or any subsidiary is terminated for Cause or if the Senior Executive Participant voluntarily resigns prior to the date such Excess Award or portion thereof otherwise would be payable, any rights to payment of any portion of such Excess Award shall be forfeited by the Senior Executive Participant. This Section 4(c)(ii) shall not apply to any Participants other than Senior Executive Participants. All Participants other than Senior Executive Participants will receive the entire Excess Award on the Section 4(c)(i) Payment Date.

         (iii) In the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her Beneficiary at the time such payment otherwise would have been made. In the event of the normal retirement or Permanent Disability of a Participant, any payments hereunder due to such Participant shall be paid to such Participant at the time such payment otherwise would have been made.

         (iv) In the event of a Change in Control, any payments hereunder due to such Participant shall be paid in a cash lump sum no later than fifteen
         (15) days after a Change in Control.

         5. GENERAL PROVISIONS

(a) TAXES. The Company or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold payments in satisfaction of a Participant's tax obligations.

(b) LIMITATIONS ON RIGHTS CONFERRED UNDER PLAN AND BENEFICIARIES.

         (i) Status as a Participant shall not be construed as a commitment that any Award will become payable under the Plan. Nothing in the Plan shall be deemed to give any Eligible Employee any right to participate in the Plan except in accordance herewith.

         (ii) Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or a subsidiary or constitute any contract or agreement of employment, or interfere in any way with the right of the Company or a subsidiary to reduce such person's compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

         (iii) Except as specifically authorized in this Plan, no benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Employee or Beneficiary. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan.

     (c) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action taken pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (d) GOVERNING LAW; ARBITRATION. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award agreement shall be determined in accordance with the Georgia Business Corporation Code, to the extent applicable, other laws (including those governing contracts) of the State of Georgia, without giving effect to principles of conflicts of laws, and applicable federal law. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, the Company and the Participant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. The Company and the Participant hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Participant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The costs and expenses of the arbitration, including without limitation the legal fees and expenses of both parties, shall be borne by the party against whom the award is entered as determined by the arbitrators, in their sole discretion.

     (e) AMENDMENT AND TERMINATION OF PLAN AND AWARDS. Notwithstanding anything herein to the contrary, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Awards theretofore awarded to any Participants which have not been settled by payment. No Award may be granted during any suspension of the Plan or after its termination.

     (f) EFFECTIVE DATE. The Plan shall become effective upon its approval by the Board. The Plan shall remain in effect until such time as it may be terminated pursuant to Section 5(e).

6. CHANGE IN CONTROL.

     (a) PAYMENT OF AWARDS.

         (i) Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, a Participant shall be entitled to receive any unpaid Excess Award in respect of a prior Performance Year and an Award for the Performance Year in progress on the date of such Change in Control, equal to a pro rata portion of his or her full Target Award for such Performance Year as if 100% of the Performance Objectives were fully met based on the number of days from the beginning of the Performance Year to the date of the Change in Control.

         (ii) All amounts payable pursuant to this Section 6(a) shall be made in a cash lump sum to the Participant no later than fifteen (15) days after the date of a Change in Control. Nothing in the Plan shall prevent the Committee from continuing Awards, to the extent not paid under this provision, after a Change in Control.

     (b) OTHER PLAN PROVISIONS UNAFFECTED. Nothing in this Section 6 shall affect the operation of the provisions of this Plan prior to a Change in Control.

                                    EXHIBIT A

                                  TARGET AWARDS

For each Performance Year, the Target Awards shall be a percentage of the Participant's Salary fixed by the Committee (or the CEO, if assigned by the Committee) ranging in 5% increments. Managing Directors and General Managers who are designated as Participants shall participate at a Target Award of 30% of Salary. Each other Participant shall participate at the same Target Award at which he or she participated in respect of the immediately preceding Performance Year.

The potential Award that can be achieved by a Participant in respect of each Target Award level is reflected on a matrix, attached hereto, which provides percentages of the EBITDA achieved by the Company or the relevant Operating Unit for the Performance Year on one axis and the percentages of EBITDA divided by Average Net Assets ("Return") achieved by the Company or the relevant Operating Unit for a Performance Year on the other axis.

A. AWARDS FOR SENIOR EXECUTIVE PARTICIPANTS WHO ARE NOT MANAGING DIRECTORS OR GENERAL MANAGERS.

For those Senior Executive Participants who are not Managing Directors or General Managers, the Performance Objectives shall be based solely on the results of the Company and its subsidiaries, on a consolidated basis, for the applicable Performance Year. In order for an Award to be paid to such a Senior Executive Participant, the Company and its subsidiaries, on a consolidated basis, must achieve a threshold of 85% of the EBITDA target and 85% of the Return target for a Performance Year. Such Senior Executive Participant will receive 100% of the Award at his Award Level if the Company achieves 100% of the EBITDA target and 100% of the Return target for such Performance Year as reflected on the matrix attached hereto. Achievement of less or more than 100% of the Company's EBITDA target and Return target for such Performance Year shall result in an Award corresponding to the line on each axis reflecting actual EBITDA and actual Return for such Performance Year. The maximum EBITDA and Return on which Awards will be calculated is 130% of the EBITDA target and Return target for such Performance Year.

B. AWARDS FOR ALL OTHER PARTICIPANTS.

         (i) For all Senior Executive Participants who are Managing Directors or General Managers, all Executive Participants and all other Participants other than those described in A. above, fifty percent (50%) of the Performance Objectives will be based on the results of the Company and its subsidiaries, on a consolidated basis, and fifty percent (50%) of the Performance Objectives will be based on the results of the Operating Unit for which the Participant works. The Award for such Participant will be determined by adding the percentages of the actual Return and actual EBITDA for (a) the Company and (b) for the Participant's relevant Operating Unit for such Performance Year and dividing that sum by 2.

         (ii) In order for an Award to be paid to such Participant , both (a) the Company and its subsidiaries, on a consolidated basis, and (b) the Operating Unit for which the Participant works must achieve a threshold of 85% of the EBITDA target and 85% of the Return target for a Performance Year; provided, however, that (1) if the Operating Unit for which such Participant works achieves its EBITDA target and its Return target for a Performance Year, but the Company and its subsidiaries, on a consolidated basis, does not achieve its targets for such Performance Year, then the Committee (or the CEO, if assigned by the Committee) may in its discretion pay to such Participant that portion of the Award based on the achievement of the Operating Unit's EBITDA target and Return target for such Performance Year and (2) if the Operating Unit for which such Participant works does not achieve its EBITDA target and its Return target for a Performance Year, regardless of whether the Company and its subsidiaries, on a consolidated basis, achieves its targets for such Performance Year, then no Award will be paid to such Participant for such Performance Year.

        (iii) Such Participant will receive 100% of the Award at his Award Level if the Company and the Participant's Operating Unit achieve 100% of the EBITDA target and 100% of the Return target for such Performance Year as reflected on the matrix. Except as provided above, achievement of less or more than 100% of the Company's and the Participant's Operating Unit's EBITDA target and Return target for such Performance Year shall result in an Award corresponding to the line on each axis reflecting actual EBITDA and actual Return for such Performance Year. The maximum EBITDA and Return on which Awards will be calculated is 130% of the EBITDA target and Return target for such Performance Year.

C. MATRICES AND EXAMPLES.

The matrices for a sample Performance Year are attached hereto. The following are examples of the calculation of bonuses for Executive Participants participating, in example #1, at the 10% Target Bonus Award Level and, in example #2, at the 30% Target Bonus Award Level.

                                   EXAMPLE #1
                                Target Bonus: 10%

BONUS SPLIT
50%      -        Operating Unit

                                             BUDGET             ACTUAL           ATTAINMENT          PER MATRIX
                                                                                                     ATTAINMENT
                  --------------------- ------------------ ------------------ ------------------ -------------------
                  EBITDA                    5 million       4.81 million        96.25%
                                                                                                        7.5%

                  --------------------- ------------------ ------------------ ------------------
                  EBITDA/AVG. NET
                  ASSETS                    15%             14.43%              96.25%


  50%    -        Euramax International plc
                                             BUDGET             ACTUAL          ATTAINMENT          PER MATRIX
                                                                                                     ATTAINMENT
                  --------------------- ------------------ ------------------ ------------------ -------------------
                  EBITDA                    35 million      36.3 million        103.75%
                                                                                                       11.9%

                  --------------------- ------------------ ------------------ ------------------
                  EBITDA/AVG. NET
                  ASSETS                    17%             18.275%             107.5%

TOTAL                                                                                                  19.4%

         % OF TARGET BONUS PAYABLE: 19.4% / 2 = 9.7% VS. 10% TARGET

                                   EXAMPLE #2
                                Target Bonus: 30%


BONUS SPLIT
50%      -        Operating Unit

                                             BUDGET             ACTUAL           ATTAINMENT          PER MATRIX
                                                                                                     ATTAINMENT
                  --------------------- ------------------ ------------------ ------------------ -------------------
                  EBITDA                    8 million        8.3 million         103.75%
                                                                                                       31.9%
                  --------------------- ------------------ ------------------ ------------------
                  EBITDA/AVG. NET
                  ASSETS                    10%              10%                 100.00%

  50%    -        Euramax International plc

                                             BUDGET             ACTUAL           ATTAINMENT          PER MATRIX
                                                                                                     ATTAINMENT
                  --------------------- ------------------ ------------------ ------------------ -------------------
                  EBITDA                       35 million       37.6 million             107.5%
                                                                                                       39.4%
                  --------------------- ------------------ ------------------ ------------------
                  EBITDA/AVG. NET
                  ASSETS                       17%              18.9%                   111.25%

TOTAL                                                                                                 71.3%

         % OF TARGET BONUS PAYABLE: 71.3% / 2 = 35.65% VS. 30% TARGET